SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 15, 2008
INTERNATIONAL FIGHT LEAGUE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21134	04-2893483

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)
424 West 33rd Street, Suite 650, New York, NY 10001
(Address of Principal Executive Offices)(Zip Code)
       (212) 356-4000
Registrant’s Telephone Number
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 — Bankruptcy or Receivership
SIGNATURE

Item 1.03 — Bankruptcy or Receivership.
     On September 15, 2008 (the “Petition Date”), IFL Corp. (“IFLC”), a wholly-owned subsidiary of International Fight League, Inc. (the “Corporation”), filed a voluntary petition for reorganization relief under chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). IFLC’s bankruptcy case is docketed as In re IFL Corp., Case No. 08-13589. IFLC will continue to operate its business and manage its properties as a “debtor-in-possession” pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
     Additional information on IFLC’s filing under the Bankruptcy Code, including access to Court documents and other general information about the chapter 11 cases, is available online at www.nysb.uscourts.gov to users of the Court’s case filing system (the User’s Manual for the Electronic Case Filing System can be found at http://www.nysb.uscourts.gov, the official website for the Court), and to all other persons from the Clerk of the Court during normal business hours. The Court is located at One Bowling Green, New York, New York 10004. Materials filed with the Court are not prepared for the purpose of providing a basis for an investment decision relating to Corporation’s stock or debt or for comparison with other financial information filed with the U.S. Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FIGHT LEAGUE, INC.
By:	/s/ Michael C. Keefe
Name:	Michael C. Keefe
Title:	Executive Vice President, General Counsel and Acting Chief Financial Officer

Date: September 15, 2008